Exhibit 10.1 NXP SEMICONDUCTORS N.V. 2019 OMNIBUS INCENTIVE PLAN PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT This Performance Restricted Stock Unit Award Agreement (this “PSU Agreement”) is made effective as of the date indicated in the grant summary in the Company’s equity recordkeeping system (the “Date of Grant”), by and between NXP Semiconductors N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands (the “Company”), and the recipient of the grant (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). 1. Grant of Performance Restricted Stock Units. The Company hereby grants to the Participant, subject to all of the terms and conditions of this PSU Agreement and the Plan, the number of performance restricted stock units (the “PSUs”) evidencing a right to receive a target number of shares of Common Stock as indicated in the grant summary in the Company’s equity recordkeeping system (the “Target PSUs”), based on the Company’s achievement of the performance goals set forth on Appendix A hereto (the “Performance Goals”). Shares of Common Stock corresponding to the PSUs, if any, are to be delivered to the Participant only after the Performance Goals have been achieved and certified as described in Section 3 and the Participant has become vested in the PSUs pursuant to Section 4 below. 2. Performance Period. For purposes of this PSU Agreement, the term “Performance Period” shall refer to the period from November 5, 2024 through November 4, 2027 (the “Performance Period End Date”). In the event of a Change of Control that occurs before the Performance Period End Date, the Performance Period shall end on the date of the Change of Control, or another date established at the discretion of the Committee (as defined below), and the Share Delivery Factor (as defined below) shall be calculated on such basis. 3. Performance Goals. (a) To the extent, if any, the applicable Performance Goals have been achieved for the applicable Performance Period, and subject to the compliance with the requirements of Section 4, the Participant will be entitled to receive a number of shares of Common Stock equal to between 0 and 2.0 times (such number, the “Share Delivery Factor”) the number of Target PSUs granted under this PSU Agreement. (b) The Compensation Committee of the Company’s Board (the “Committee”) shall, as soon as practicable following the last day of the applicable Performance Period, and in any event within forty-five days after the Performance Period End Date, certify (i) the extent to which the Performance Goals have been achieved, if at all, and (ii) the number of shares of Common Stock, if any, which the Participant shall be entitled to receive with respect to the PSUs granted under this PSU Agreement. In the event the Share Delivery Factor equals zero,

2 the PSUs granted under this PSU Agreement shall be cancelled without the delivery of any shares of Common Stock or other consideration. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. 4. Vesting. (a) To the extent that the Performance Goals for the applicable Performance Period have been achieved, a number of PSUs granted under this PSU Agreement shall vest based on the applicable Share Delivery Factor on the date of the Committee’s certification of the Performance Goals in accordance with Section 3 (the “Vesting Date”); provided that the Participant remains in continuous employment with the Company or an Affiliate thereof through the Performance Period End Date. (b) Except as set forth in Section 4(c) below, if the Participant’s employment is terminated for any reason prior to the Performance Period End Date, then all rights of the Participant with respect to PSUs that have not vested as of the date of termination shall immediately terminate without notice and without any compensation; provided, that upon the violation by the Participant of any provision of the Plan or this PSU Agreement, the PSUs shall terminate effective as of the date of such violation (rather than the date on which such violation comes to the attention of the Company) and the Participant shall be required to return to the Company the shares of Common Stock in respect of vested PSUs on an after tax basis or an amount in cash equal to the fair market value of the shares of Common Stock in respect of vested PSUs as of the date of the Participant’s termination of employment. Any such unvested PSUs terminated pursuant to this Section 4(b) shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested PSUs. (c) If (i) the Participant’s employment is terminated by the Company or any of its direct and indirect subsidiaries or such other company as designated by the Administrator (each an “Employing Company”) without the Participant being a Bad Leaver or by the Participant for Good Reason, in either case within twelve months following a Change of Control and (ii) the Participant executes and delivers to the Employing Company (and does not revoke) a general release of claims in a form satisfactory to the Administrator within sixty (60) days following such termination (or such shorter period as may be specified by the Employing Company in accordance with applicable law), then all unvested PSUs shall immediately vest and shall be settled as soon as practicable after the date of such termination of employment based on the Share Delivery Factor calculated pursuant to Section 2. Subject, and in addition, to the foregoing, if the Participant’s employment is terminated (A) at the convenience of the Employing Company (which includes, but is not limited to, in connection with a reduction in force), as determined by the Administrator in its sole discretion, prior to the Performance Period End Date or (B) by reason of the Retirement of the Participant, and, in either case, not under circumstances giving rise to the Participant being a Bad Leaver or the Employing Company terminating the Participant’s employment where the Participant is a Bad Leaver and provided Participant executes and delivers to the Employing Company (and does not revoke) a general release of claims as described in (c)(ii) above, then the Pro-Rata Portion (as defined below) shall be eligible to vest on the original Vesting Date, subject

3 to the achievement and certification of the Performance Goals as described in Section 3 and based on the applicable Share Delivery Factor calculated pursuant to Section 3(a). Subject, and in addition, to the foregoing, if the Participant’s employment is terminated due to the Participant’s death, then all unvested PSUs shall be eligible to vest on the original Vesting Date, subject to the achievement and certification of the Performance Goals as described in Section 3 and based on the applicable Share Delivery Factor calculated pursuant to Section 3(a). (d) For the purposes of this PSU Agreement, and notwithstanding any provision of the Plan to the contrary: (i). “Bad Leaver” shall mean a Participant whose employment with an Employing Company is terminated (A) following the Participant committing an act of theft, fraud, serious misconduct or deliberate falsification of records in relation to his duties for the Company or the Employing Company; (B) following the Participant being convicted of or pleading guilty to a serious criminal offence (misdrijf) relating to his or her duties for the Company or the Employing Company (excluding any motoring or non-duty related minor offence), which act or criminal offence referred to in (A) and/or (B) has a material adverse effect upon the Company or the Employing Company; (C) with immediate effect because of an urgent cause (dringende reden) as referred to in article 7:678 of the Dutch Civil Code for cause; (D) a Participant materially violates the Company Code of Conduct or similarly significant rule or policy of the Company or the Employing Company; or (E) a Participant within the twelve (12) month period following the termination of employment, directly or indirectly and in any capacity whatsoever, engages in any activities in competition with the activities of any of the Company, its Subsidiaries or its Affiliates, including the Participant personally actively soliciting or personally actively endeavoring to entice away or personally actively recruiting any employees of the Company, its Subsidiaries or its Affiliates in said period. (ii). “Good Reason” shall have the meaning in the employment agreement between the Participant and the Employing Company. If the Participant does not have an employment agreement with the Employing Company in which Good Reason is defined, “Good Reason” means, in the absence of the Participant’s written consent, any of the following: (i) a material reduction by the Employing Company in the Participant’s net base salary or target bonus (taking into account applicable taxes and mandatory withholdings in the event of Participant’s geographical relocation at the request of the Employing Company) unless the base salary or target bonus of other employees or officers of the Company, any of its Subsidiaries or the applicable Employing Company in a similar position is reduced by a similar percentage or amount as part of cost reductions, restructuring, or

4 job grade alignment affecting all of the company or the Participant’s Employing Company or business unit; or (ii) a material diminution in the Participant’s duties or responsibilities (other than as a result of the Participant’s physical or mental incapacity which impairs his or her ability to materially perform his or her duties or responsibilities as confirmed by a doctor reasonably acceptable to the Participant or his or her representative and such diminution lasts only for so long as such doctor determines such incapacity impairs the Participant’s ability to materially perform his or her duties or responsibilities). (iii). “Pro-Rata Portion” shall mean a number of PSUs equal to the product of (x) a fraction, the numerator of which is the number of days the Participant was employed by the Employing Company on and after the Date of Grant and the denominator of which is the number of days between the Date of Grant and the third anniversary of the Date of Grant, multiplied by (y) the number of PSUs that would have otherwise vested on the applicable Vesting Date absent the Participant’s termination of employment, with any fractional shares rounded to the nearest whole number of shares. By way of example, assume that (i) a participant is granted 300 PSUs on October 29, 2024 (the Date of Grant) which have a three-year cliff vest on October 28, 2027 and (ii) the participant terminates employment due to Retirement on April 29, 2025. The Pro-Rata Portion would equal 50 PSUs (300 PSUs multiplied by a fraction, the numerator of which is 184 days and the denominator of which is 1,095 days). (iv). “Retirement” shall mean the Participant’s termination of employment with the Company or the Employing Company following having both attained five (5) years of service with the Company or Employing Company and age sixty (60). 5. Settlement. Except as otherwise set forth in Section 4, the shares of Common Stock underlying any PSUs that become vested in accordance with Section 4, if any, shall be delivered to the Participant as soon as practicable after the Vesting Date (as applicable, the “Settlement Date”). 6. Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the PSUs (including the right to vote and the right to receive distributions or dividends) unless and until shares of Common Stock are issued in respect thereof in accordance with this PSU Agreement. 7. PSU Agreement Subject to Plan. This PSU Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this PSU Agreement and the provisions of the Plan, the provisions of this PSU Agreement shall govern. The Participant hereby acknowledges receipt of a copy of the

5 Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this PSU Agreement and the PSUs shall be final and conclusive. 8. No Rights to Continuation of Employment; Discretionary Grant. Nothing in the Plan or this PSU Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason. The (value of) PSUs granted to, or shares of Common Stock acquired in connection with the vesting and settlement of the PSUs, under this PSU Agreement shall not be considered as compensation in determining a Participant’s benefits under any benefit plan of an Employing Company, including but not limited to, group life insurance, long-term disability, family survivors, or any retirement, pension or savings plan. 9. Taxes. Any and all taxes, duties, levies, charges or social security contributions (“Taxes”) which arise under any applicable national, state, local or supra-national laws, rules or regulations, whether already effective on the Date of Grant or becoming effective thereafter, and any changes or modifications therein and termination thereof which may result for the Participant in connection with this PSU Agreement (including, but not limited to, the grant of the PSUs, the ownership of the PSUs and/or the delivery of any Common Stock under this Plan, the ownership and/or the sale of any Common Stock acquired under this PSU Agreement) shall be for the sole risk and account of the Participant. 10. Governing Law and Forum. This PSU Agreement shall be governed by and construed in accordance with the laws of The Netherlands, without giving effect to the principles of conflicts of laws. Any dispute arising under or in connection with this PSU Agreement shall be settled by the competent courts in Amsterdam, The Netherlands. 11. PSU Agreement Binding on Successors. The terms of this PSU Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan. 12. No Assignment. Notwithstanding anything to the contrary in this PSU Agreement, neither this PSU Agreement nor any rights granted herein shall be assignable by the Participant. 13. Insider Trading Rules; Certain Company Policies; Necessary Acts. Each Participant shall comply with any applicable “insider trading” laws and regulations, including the “NXP Semiconductor N.V. Insider Trading Policy,” the Company Code of Conduct, and any restrictive covenant or intellectual property assignment agreement to which the Participant is a party. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this PSU Agreement, including but not limited to all acts and documents related to compliance with applicable securities and/or tax laws.

6 14. Severability. Should any provision of this PSU Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this PSU Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original PSU Agreement. Moreover, if one or more of the provisions contained in this PSU Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction. 15. Addenda. The provisions of any addenda attached hereto are incorporated by reference herein and made a part of this PSU Agreement. To the extent that any provision in any such addenda conflicts with any provision set forth elsewhere in this PSU Agreement (including, without limitation, any provisions related to Taxes or the Settlement Date), the provision set forth in such addenda shall control. 16. Entire Agreement. This PSU Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. 17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section. 18. Acceptance. This PSU Agreement must be accepted by the Participant’s electronic acceptance in the Company’s equity recordkeeping system or the Participant will have no right to the PSU grant provided for in this PSU Agreement. By accepting this PSU Agreement the Participant consents to the electronic delivery through the Company’s equity recordkeeping system of all documents related to this PSU grant. Please be informed that when you accept these grants via the E*TRADE system (or such other system designated by the Administrator) you consent to the processing, collection, storing and adapting by the Company, its affiliates, or any entity administrating the Plan, your grant, and/or your (rights to) any shares of Common Stock, of any personal data relating to you (including, inter alia, name, address, personnel number and position) for the sole purpose of your participation in the Plan. This data is processed for purposes of administrating and executing the Plan in the broadest sense. The Company or the Employing Company may transfer the data relating to you to their Subsidiaries or Affiliates or any designated person located in the United States for purposes of administrating, approving and executing the Plan in the broadest sense. The United States does not provide an adequate level of data protection for the above-mentioned purposes. 19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

7 APPENDIX A Performance Goals 1. Share Delivery Factor. (a) The Share Delivery Factor will be based on the Company’s Relative TSR Percentile Rank during the applicable Performance Period as follows: Relative TSR Percentile Rank Share Delivery Factor <25% 0 25% .25 50% 1.0 75% 2.0 >75% 2.0 (b) If the Company’s Relative TSR Percentile Rank determined in accordance with the chart set forth in Section 1(a) is between 25% and 75% during the applicable Performance Period, the Share Delivery Factor will be calculated by linear extrapolation using the data points in the chart set forth in Section 1(a) . (c) If the Company’s TSR is negative during the applicable Performance Period, the maximum Share Delivery Factor is 1.0 regardless of Relative TSR Percentile Rank. 2. Definitions. (a) “Relative TSR” means the TSR of the Company compared to the TSR of the Peer Companies on a relative basis during the applicable Performance Period. The Company and the Peer Companies ranked from highest to lowest according to their respective TSRs during the applicable Performance Period will determine Relative TSR. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined. (b) “TSR” means for the Company and each of the Peer Companies, the amount determined by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value, and then subtracting one (1). (c) “Closing Average Share Value” means for the Company and each of the Peer Companies, the average over the days in the Closing Average Period, of the closing price of its common stock, multiplied by the Accumulated Shares for each day during the Closing Average Period. In the case of a Change of Control of the Company, the Closing Average Share Value of the Company shall be the per share consideration paid by the acquiror of the Company, as determined by the Committee in its sole discretion. (d) “Closing Average Period” means the twenty (20) trading days prior to and including the last date of the applicable Performance Period.

8 (e) “Opening Average Share Value” means for the Company and each of the Peer Companies, the average over the days in the Opening Average Period of the closing price of its common stock, multiplied by the Accumulated Shares for each day during the Opening Average Period. (f) “Opening Average Period” means the twenty (20) trading days prior to November 5, 2024. (g) “Accumulated Shares” means, for a given day, and for the Company or a given Peer Company, the sum of (i) one share of common stock of the applicable company, plus (ii) a cumulative number of shares of common stock purchased with dividends declared on the common stock, assuming same day reinvestment of the dividends into shares of common stock at the closing price on the ex-dividend date, for ex-dividend dates during the applicable Performance Period or Opening Average Period, as applicable. (h) “Peer Companies” means the companies established by the Committee for purposes of calculating TSR, to include Advanced Micro Devices, Inc.; Analog Devices, Inc.; Applied Materials, Inc.; ASML Holding N.V.; Corning Incorporated; Infineon Technologies AG; Lam Research Corporation; Marvell Technology Group Ltd.; Microchip Technology, Inc.; Micron Technology, Inc.; ON Semiconductor Corporation; Qorvo, Inc.; QUALCOMM Corporation; Seagate Technology plc; Skyworks Solutions, Inc.; STMicroelectronics N.V.; TE Connectivity Ltd.; Texas Instruments Incorporated; and Western Digital Corporation; provided, that the Committee may make such changes to the list of Peer Companies as it determines to be necessary or appropriate in its sole discretion, including to reflect mergers and acquisitions or other similar activities. 3. TSR Calculations (a) During the applicable Performance Period, applicable stock prices will be adjusted for stock splits, rights offerings, spin-offs, or similar events, but will not be adjusted for stock buybacks or stock issued as consideration for an acquisition. Such adjustments, or lack thereof, shall be made in the sole discretion of the Committee, the Committee’s determination shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. (b) TSR will be based on the local currency of each company’s primary stock exchange listing. Adjustments will not be made to convert stock prices from local currency to USD.

9 ANNEX A Country Specific Tax Provisions For Participants whose PSU grants are or become subject to the tax laws of the United States Settlement Date. The Settlement Date shall occur as soon as practicable following the applicable Vesting Date or such earlier date as provided in Sections 4(b)-(c) of this PSU Agreement, but in no event later than March 15 of the year following the year in which such the applicable PSUs become vested. Section 409A Compliance. The intent of the parties is that the payments and benefits under this PSU Agreement comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this PSU Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this PSU Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this PSU Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this PSU Agreement or any other arrangement between the Participant and the Company during the six- month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this PSU Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.